EXHIBIT 99.2

RECONCILIATION OF 2003 PROJECTED EARNINGS PER SHARE—DILUTED
TO PROJECTED FUNDS FROM OPERATIONS PER SHARE—DILUTED
(Dollars and shares in thousands, except per share data)

	Year Ended December 31, 2003
	Low	High
Net income available to common shareholders	$8,343	$8,978

Numerator for earnings per share-diluted	8,343	8,978
Real estate related depreciation and amortization	35,257	35,257
Restricted common share dividends	353	353
Minority interests-preferred units	1,049	1,049
Minority interests-common units (gross)	7,035	7,193
Convertible preferred share dividends	544	544
Repurchase of preferred units in excess of recorded book value	11,224	11,224
Gain on sales of real estate, excluding development portion	(2,851)	(2,851)
Expense on dilutive options	19	19

Numerator for funds from operations per share-diluted	$60,973	$61,766

Denominator for earnings per share-diluted	28,063	28,063
Common units	8,962	8,962
Restricted shares	325	325
Convertible preferred units	1,110	1,110
Convertible preferred shares	1,197	1,197

Denominator for funds from operations per share-diluted	39,657	39,657

Earnings per share-diluted	$0.30	$0.32
Funds from operations per share-diluted	$1.54	$1.56